Exhibit 10.1

VACCITECH PLC

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 28th day of March 2022, by and among VACCITECH PLC (the “Company”) (Company no. 13282620) and Benjamin Eisler (the “Securityholder Agent”) acting on behalf of the investors listed on Exhibit A hereto (together with their permitted assigns, the “Investors”), pursuant to Section 4.10 of the Merger Agreement (as defined herein).

RECITALS

WHEREAS, the Company, VA Merger Sub 1 Inc., a Delaware corporation (“Merger Sub 1”), Vaccitech North America, Inc. (previously known as VA Merger Sub 2 Inc.), a Delaware corporation (“Merger Sub 2”), and Avidea Technologies, Inc., a Delaware corporation (“Avidea”) entered into that certain Agreement and Plan of Merger and Reorganization, dated December 9, 2021 (the “Merger Agreement”), pursuant to which Merger Sub 1 merged with and into Avidea upon the First Effective Time (as defined in the Merger Agreement) and Avidea continued as the surviving company (“Merger 1”) and following Merger 1, Avidea, as the surviving company of Merger 1, merged with and into Merger Sub 2 upon the Second Effective Time (as defined in the Merger Agreement) and Merger Sub 2 continued as the surviving company; and

WHEREAS, pursuant to Section 4.10 of the Merger Agreement, the Company and the Securityholder Agent desire to set forth certain registration rights, as more fully described below.

NOW, THEREFORE, the Company and the Securityholder Agent hereby agree as follows:

1.	GENERAL

1.1

Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)	“Articles” means the articles of association of the Company, as may be amended and/or amended and restated from time to time.

(c)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)

“Form S-3” means a Form S-3 or Form F-3 under the Securities Act as in effect on the date hereof or any successor or similar short-form registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)	“Initial Registration Statement” shall have the meaning given to it in Section 2.1.

(f)	“"Milestone Registration Statement” shall have the meaning given to it in Section 2.1.

(g)	“Ordinary Shares” shall have the meaning given to the term in the Articles.

(h)	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(i)

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(j)

“Registrable Securities” means: (i) the Acquirer ADSs, (ii) any Ordinary Shares issued or issuable upon conversion of the Acquirer ADSs, and (iii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security, which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities: (i) sold by a Person to the public pursuant to either a registration statement or Rule 144; or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(k)

“Registration Expenses” means all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(l)	“Registration Notice” shall have the meaning given to it in Section 2.1.

(m)	“Registration Statement” shall have the meaning given to it in Section 2.1.

(n)	“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(o)	“SEC” or “Commission” means the Securities and Exchange Commission.

(p)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q)	“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

2.	REGISTRATION.

2.1

Form S-3 Registration. As soon as practicable after June 8, 2022 (but in no event later than June 22, 2022), the Company shall file a registration statement on Form S-3 and any related qualification or compliance with respect to the resale of the Registrable Securities as set forth on Exhibit A on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Initial Registration Statement”), and shall use all reasonable efforts to, as soon as practicable thereafter, cause the Initial Registration Statement to be declared effective to permit or facilitate the offer, sale and distribution of the Registrable Securities, subject to the conditions and limitation set forth herein. Any Indemnity ADSs (prior to their Release from Indemnity pursuant to the Merger Agreement) and those Acquirer ADSs subject to the Company’s right of repurchase pursuant to any Employment Agreement, Non-Competition Agreement or Lockup Agreement applicable to any particular Investor, as set forth on Exhibit A, shall continue to bear applicable legends following their registration until removed pursuant to Section 4.9 of the Merger Agreement. Within 60 days of any Milestone Payment, the Company shall file an additional registration statement on Form S-3 or a prospectus supplement thereto, and any related qualification or compliance with respect to the resale of the Acquirer ADSs included in such Milestone Payment (on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (each, a “Milestone Registration Statement” and together with the Initial Registration Statement, a “Registration Statement”), and shall use all reasonable efforts to, as soon as practicable thereafter, cause such Milestone Registration Statement to be declared effective to permit or facilitate the offer, sale and distribution of such Acquirer ADSs, subject to the conditions and limitation set forth herein.

The Company will notify the Securityholder Agent in writing at least ten (10) days prior to the filing of a Registration Statement (the “Registration Notice”) and will afford the Securityholder Agent an opportunity to review, and comment on, such Registration Statement and provide necessary information on the Investors per Section 2.4(b) within seven (7) days of receipt of the Registration

Notice. The Company will consider all comments provided in good faith and shall make the corrections reasonably requested by the Securityholder Agent with respect to any information pertaining solely to the Investors and the plan of distribution prior to filing any such documents.

A registration shall not be counted as “effected” for purposes of this Subsection 2.1 until such time as the applicable Registration Statement has been declared effective by the SEC.

2.2

Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.

2.3	Obligations of the Company. The Company shall, as expeditiously as reasonably possible with respect to each Registration Statement:

(a)	Prepare and file with the SEC such Registration Statement with respect to the Registrable Securities.

(b)

Prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and any prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective, and cause the prospectus to be supplemented pursuant to Rule 424 under the Securities Act, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement; provided that, unless such obligation or period is waived by the Securityholder Agent, at least ten (10) days prior to filing any such amendments and post-effective amendments or supplements thereto, the Company shall furnish to the Securityholder Agent all such documents proposed to be filed, the Securityholder Agent shall have the opportunity to comment on any information that is contained therein and the Company shall consider all such comments in good faith and make the corrections reasonably requested by the Securityholder Agent with respect to any information pertaining solely to the Investors and the plan of distribution prior to filing any such documents.

(c)

Furnish to the Securityholder Agent such number of copies of such Registration Statement, each amendment and supplement thereto, and the prospectus included in such Registration Statement (including each preliminary prospectus or free writing prospectus) in conformity with the requirements of the Securities Act, and furnish such other documents as the Securityholder Agent may reasonably request on behalf of the Investors in order to facilitate the disposition of Registrable Securities owned by the Investors.

(d)

Notify the Securityholder Agent promptly (and in no event more than 24 hours) after the Company shall receive notice of the time when such Registration Statement becomes or is declared effective or when any amendment or supplement or any prospectus forming a party of such Registration Statement has been filed.

(e)

Notify the Securityholder Agent promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information and promptly deliver to the Securityholder Agent any comments received from the SEC.

(f)

Notify the Securityholder Agent promptly of any stop order suspending the effectiveness of such Registration Statement or prospectus or the initiation of any proceedings for that purposes, and use all commercially reasonable efforts to obtain the withdrawal of any such order or the termination of such proceedings at the earliest practicable time.

(g)

Use all commercially reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Securityholder Agent, use reasonable efforts to keep such registration or qualification effective, including through new filings, or amendments or renewals, and notify the Securityholder Agent of the receipt of any written notification with respect to any suspension of any such qualification; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Securities Act.

(h)

Promptly notify the Securityholder Agent at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to such prospectus or file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

(i)

Use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act; provided that the Company will be deemed to have complied with this Section 2.3(i) with respect to such earning statements if it has satisfied the provisions of Rule 158 promulgated under the Securities Act.

(j)

If requested by the Securityholder Agent, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Securityholder Agent reasonably requests to be included therein, with respect to the Registrable Securities being sold by the Investors, and promptly make all required filings of such prospectus supplement or post-effective amendment.

(k)

Use all commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

(l)

Provide a transfer agent and registrar and, as needed, a depositary, for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.4	Delay of Registration; Furnishing Information.

(a)

The Securityholder Agent agrees to execute and deliver, and obtain from the Investors (excluding any Investor who shall determine to exclude all of such Investor’s Registrable Securities from a Registration Statement) the execution and delivery of, such other agreements as may be reasonably requested by the Company that are consistent with such Investors’ obligations under this Agreement to provide the information reasonably required by the Company or that are necessary to give further effect thereto. In addition, if requested by the Company, the Securityholder Agent shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company in connection with the completion of any public offering of the Company’s securities pursuant to a Registration Statement filed under the Securities Act. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Ordinary Shares (or other securities) until the end of such period. Any permitted transferee of any Registrable Securities shall be bound by Section 2.5.

(b)

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the Securityholder Agent shall furnish to the Company such information regarding the selling Investors, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. The Securityholder Agent agrees that, upon receipt of any notice from the Company of the happening of an event pursuant to Section 2.3(h) hereof, the Securityholder Agent will instruct the Investors to immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Securityholder Agent is advised by the Company that such dispositions may again be made. The Securityholder Agent covenants and agrees that it will instruct the Investors to comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

2.5	Indemnification.

(a)

To the extent permitted by law, the Company shall indemnify and hold harmless the Investors with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and, as applicable, each Investor’s officers, directors, employees, agents, successors, assigns, constituent partners, and legal counsel; any Person or Persons controlling the Investors; and any underwriter or Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent, but only to the extent, such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Holders, each such underwriter, and each Person who controls the Holders, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Investor of the obligations set forth in this Agreement or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investors, such underwriter, or such controlling Person and stated to be for use therein.

(b)

To the extent permitted by law, each Investor (severally and not jointly) shall, if Registrable Securities held by such Investor are included for sale in a Registration Statement, indemnify and hold harmless the Company; each of its directors; each officer, employee, agent, successor and assign of the Company who signs the applicable Registration Statement; each legal counsel and each underwriter with respect to the Company’s securities covered by such Registration Statement; and each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Investor of the obligations set forth in this Agreement, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such Persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 2.5(b) (when combined with any amounts such Investor is liable for under Section 2.5(d)) shall not exceed such Investor’s net proceeds received from the offering of securities made in connection with such registration.

(c)

Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.5, notify the indemnifying party in writing of the commencement thereof and generally summarize such action, provided that if the indemnified party is the Company, notice pursuant hereto shall be provided to the Securityholder Agent on behalf of the Investors as the indemnifying party. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.5, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.5, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.5.

(d)

If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.5(a) or Section 2.5(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.

(f)

The obligations of the Company and the Investors under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

3.	MISCELLANEOUS.

3.1

Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.

3.2

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

3.3

Entire Agreement. This Agreement and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

3.4

Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5

Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Investors under this Agreement may be waived, only upon the written consent of the Company and the Securityholder Agent. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.6

Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.7

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address or electronic mail address as such party may designate by ten (10) days’ advance written notice to the other parties hereto. In providing any notices to the Securityholder Agent under this Agreement, the Company shall not deliver any information that would constitute material non-public information within the meaning of applicable securities laws without first obtaining written confirmation that the Securityholder Agent wishes to obtain such information.

3.8	Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.9

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the

U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Intentionally left blank, Exhibit A and signature pages to follow.]

Exhibit A

Investors and Registerable Securities

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

Signature	/s/ Benjamin Eisler

Print Name	Benjamin Eisler

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

VACCITECH PLC

Signature	/s/ William Enright

Print Name	William Enright

Title	Chief Executive Officer

[Signature Page to Registration Rights Agreement]